Reliance Steel & Aluminum Co. Reports
                2003 First Quarter Financial Results;
       Sales up 4%, Net Income up 188% from 2002 Fourth Quarter

    LOS ANGELES--(BUSINESS WIRE)--April 17, 2003--Reliance Steel & Aluminum Co. (NYSE:RS) today reported its financial results for the three months ended March 31, 2003. For the 2003 first quarter, net income was $5.6 million, or $.18 earnings per diluted share. This compares with net income of $7.5 million and $.24 earnings per diluted share for the three months ended March 31, 2002. Sales for the 2003 first quarter totaled $450.8 million, an increase of 11% compared with 2002 first quarter sales of $405.5 million.
    The first quarter of 2003 did represent a sequential improvement from the fourth quarter of 2002. Compared to the prior quarter, sales were up 4% and net income increased 188%. The higher net income amount was driven mainly by sales growth and slightly better gross profit margins, along with some reduction in operating expenses.
    Reliance's Chief Executive Officer, David H. Hannah, said, "Our average daily sales for the first quarter of 2003 returned to levels comparable to October and November of 2002, after declining significantly in December of 2002. However, business conditions remain challenging across most markets with sluggish customer demand and increased competitive pressures. Economic uncertainty is producing cautious buying patterns by customers throughout the industry.
    "We will continue with our strategies that have proven successful, including diligent management of our working capital and seeking to acquire exceptional companies that would be immediately accretive to our earnings. Additionally, we will focus on managing well those things that we can control," stated Hannah.
    "We have not seen, and do not expect to see in the 2003 second quarter, any meaningful improvement in market conditions. Therefore, we do not expect the 2003 second quarter financial results to be materially higher or lower than the 2003 first quarter. If overall economic conditions should improve significantly, then we would expect our financial results to follow suit," said Hannah.
    On February 27, 2003, the Company announced its regular quarterly cash dividend payment of $.06 per share of common stock. The 2003 first quarter cash dividend was paid on March 31, 2003 to shareholders of record March 10, 2003. 2003 marks the 43rd consecutive year that Reliance has paid quarterly dividends to its shareholders. The Company was also proud to announce that it was named to the 2003 Forbes Platinum 400 List of America's Best Big Companies and ranked No. 1 in sales (five-year average) in the metals industry category and has also been named to the 2002, 2001 and 2000 lists.
    Reliance will host a conference call that will be broadcast live over the Internet (listen only mode) regarding the first quarter financial results for the period ended March 31, 2003. All interested parties are invited to listen to the web cast on April 17, 2003 at 11:00 a.m. Eastern Time at: http://www.rsac.com/investorinformation or http://www.streetevents.com. Player format: Windows Media. The web cast will remain on the Reliance web site at: www.rsac.com through May 17, 2003 and a printed transcript will be posted on the Reliance web site after the completion of the conference call.

    Reliance Steel & Aluminum Co., headquartered in Los Angeles, California, is one of the largest metals service center companies in the United States. Through a network of 99 processing and distribution centers in 27 states and Belgium, France and South Korea, the Company provides value-added metals processing services and distributes a full line of over 85,000 metal products. These products include galvanized, hot-rolled and cold-finished steel; stainless steel; aluminum; brass; copper; titanium and alloy steel sold to more than 85,000 customers in various industries. Reliance Steel & Aluminum Co.'s press releases and additional information are available on the Company's web site at www.rsac.com.

    This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which Reliance Steel & Aluminum Co. has no control. These risk factors and additional information are included in the Company's reports on file with the Securities and Exchange Commission.



                          RELIANCE STEEL & ALUMINUM CO.
                             SELECTED FINANCIAL DATA
                (In thousands except share and per share amounts)

                                                     Three Months
                                                    Ended March 31,
                                               -----------------------
                                                   2003        2002
                                               ----------- -----------
Income Statement Data:
Net sales                                        $450,823    $405,486
Gross profit                                      119,403     111,545
Operating income                                   14,321      17,443
EBITDA                                             22,307      24,594
EBIT                                               14,803      17,773
Pre-tax income                                      9,197      12,403
Net income                                          5,579       7,491
EPS -- diluted                                       $.18        $.24
Weighted average shares
 outstanding -- diluted                        31,755,609  31,728,721
Gross margin                                         26.5%       27.5%
Operating margin                                      3.2%        4.3%
EBITDA margin                                         5.0%        6.1%
EBIT margin                                           3.3%        4.4%
Pre-tax margin                                        2.0%        3.1%
Net margin                                            1.2%        1.8%
Cash dividends per share                             $.06        $.06

                                                 March 31,   Dec. 31,
                                                   2003        2002
                                               ----------- -----------
Balance Sheet and Other Data:
Current assets                                   $553,301    $532,544
Working capital                                   362,280     389,620
Net fixed assets                                  302,222     306,189
Total assets                                    1,155,181   1,139,247
Current liabilities                               191,021     142,924
Long-term debt                                    308,940     344,080
Shareholders' equity                              614,121     609,854
Capital expenditures                                3,296      18,658
Net debt-to-total capital(a)                         34.2%       35.5%
Return on equity(b)                                   4.6%        5.2%
Current ratio                                         2.9         3.7
Book value per share                               $19.33      $19.21
Cash flow from operations per share(c)              $3.26       $2.85

(a) Net debt-to-total capital is calculated as total debt (net of cash) divided by shareholders' equity plus total debt (net of cash).

(b) Return on equity calculation is based on latest twelve months.

(c) 2003 cash flow from operations per share calculation is based on latest twelve months.


                          RELIANCE STEEL & ALUMINUM CO.
                           CONSOLIDATED BALANCE SHEETS
                       (In thousands except share amounts)

                                     ASSETS
                                                 March 31,   Dec. 31,
                                                    2003       2002
                                                ---------- ----------
                                                (Unaudited)
Current assets:
 Cash and cash equivalents                         $12,168     $9,305
 Accounts receivable, less allowance
  for doubtful accounts of $5,536
  at March 31, 2003 and $5,158
  at December 31, 2002, respectively               209,186    190,191
 Inventories                                       305,449    307,385
 Prepaid expenses and other current assets          11,709     10,874
 Deferred income taxes                              14,789     14,789
                                                ---------- ----------
Total current assets                               553,301    532,544
Property, plant and equipment, at cost:
 Land                                               52,479     52,469
 Buildings                                         181,491    180,995
 Machinery and equipment                           239,759    237,912
 Accumulated depreciation                         (171,507)  (165,187)
                                                ---------- ----------
                                                   302,222    306,189
Goodwill, net of accumulated amortization
 of $33,024 at March 31, 2003
 and December 31, 2002                             284,276    284,276
Other assets                                        15,382     16,238
                                                ---------- ----------
Total assets                                    $1,155,181 $1,139,247
                                                ========== ==========

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                 $105,524    $77,511
 Accrued expenses                                   44,512     40,894
 Wages and related accruals                         14,626     20,160
 Deferred income taxes                               4,034      4,034
 Current maturities of long-term debt               22,325        325
                                                ---------- ----------
Total current liabilities                          191,021    142,924
Long-term debt                                     308,940    344,080
Deferred income taxes                               31,117     31,672
Minority interest                                    9,982     10,717
Commitments and contingencies                           --         --
Shareholders' equity:
 Preferred stock, no par value:
  Authorized shares -- 5,000,000
  None issued or outstanding                            --         --
 Common stock, no par value:
  Authorized shares -- 100,000,000
  Issued and outstanding shares --
  31,766,497 at March 31, 2003 and
  31,752,087 at December 31, 2002,
  respectively, stated capital                     294,721    294,503
 Retained earnings                                 320,862    317,189
 Accumulated other comprehensive loss               (1,462)    (1,838)
                                                ---------- ----------
Total shareholders' equity                         614,121    609,854
                                                ---------- ----------
Total liabilities and shareholders' equity      $1,155,181 $1,139,247
                                                ========== ==========

                          RELIANCE STEEL & ALUMINUM CO.
                        CONSOLIDATED STATEMENTS OF INCOME
                (In thousands except share and per share amounts)


                                                     Three Months
                                                    Ended March 31,
                                                ---------------------
                                                    2003       2002
                                                ---------  ----------

Net sales                                         $450,823   $405,486
Cost of sales                                      331,420    293,941
                                                ---------- ----------
Gross profit                                       119,403    111,545

Operating expenses:
  Warehouse, delivery, selling, general
   and administrative                               97,884     87,709
  Depreciation                                       7,198      6,393
                                                ---------- -----------
Income from operations                              14,321     17,443

Other income (expense):
  Interest expense                                  (5,606)    (5,370)
  Amortization expense                                (306)      (428)
  Other income, net                                    563        634
                                                ---------- ----------
Income before equity in earnings
 of 50%-owned company, minority
  interest and income taxes                          8,972     12,279
Equity in earnings of 50%-owned company                 --        124
Minority interest                                      225         --
                                                ---------- ----------
Income before provision for income taxes             9,197     12,403
Provision for income taxes                           3,618      4,912
                                                ---------- ----------

Net income                                          $5,579     $7,491
                                                ========== ==========
Earnings per share - diluted                          $.18       $.24
                                                ========== ==========
Weighted average shares outstanding - diluted   31,755,609 31,728,721
                                                ========== ==========
Earnings per share - basic                            $.18       $.24
                                                ========== ==========
Weighted average shares outstanding - basic     31,755,609 31,590,853
                                                ========== ==========
Cash dividends per share                              $.06       $.06
                                                ========== ==========

                   Reconciliation of EBIT and EBITDA

Income before provision for income taxes            $9,197    $12,403
Interest expense                                     5,606      5,370
                                                ---------- ----------
EBIT                                               $14,803    $17,773
                                                ========== ==========
Depreciation                                         7,198      6,393
Amortization expense                                   306        428
                                                ---------- ----------
EBITDA                                             $22,307    $24,594
                                                ========== ==========

                          RELIANCE STEEL & ALUMINUM CO.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                  Three Months Ended
                                                       March 31,
                                                 -------------------
                                                   2003       2002
                                                 --------   --------
Operating activities:
Net income                                         $5,579     $7,491
Adjustments to reconcile net income to net cash
 provided by operating activities:
   Depreciation and amortization                    7,504      6,821
   Gain on sales of machinery and equipment           (45)        (4)
   Equity in earnings of 50%-owned company             --       (124)
   Minority interest                                 (225)        --
   Changes in operating assets and liabilities:
    Accounts receivable                           (18,995)   (25,656)
    Inventories                                     1,936     15,733
    Prepaid expenses and other assets                (286)       200
    Accounts payable and accrued expenses          26,097      3,963
                                                 --------   --------
Net cash provided by operating activities          21,565      8,424

Investing activities:
Purchases of property, plant and equipment, net    (3,296)    (3,936)
Proceeds from sales of property and equipment         110         54
Dividends received from 50%-owned company              --        438
                                                 --------   --------
Net cash used in investing activities              (3,186)    (3,443)

Financing activities:
Proceeds from borrowings                            4,035      5,000
Principal payments on long-term debt
 and short-term borrowings                        (17,175)   (18,175)
Payments to minority shareholders                    (378)        --
Dividends paid                                     (1,905)    (1,896)
Issuance of common stock                              218        883
                                                 --------   --------
Net cash used in financing activities             (15,205)   (14,188)
Effect of exchange rate changes on cash              (311)       (37)
                                                 --------   --------
Increase (decrease) in cash and cash equivalents    2,863     (9,244)
Cash and cash equivalents at beginning of period    9,305      9,931
                                                 --------   --------
Cash and cash equivalents at end of period        $12,168       $687
                                                 ========   ========

Supplemental cash flow information:

Interest paid during the period                      $995       $560
Income taxes paid during the period                  $309        $53

    CONTACT: Reliance Steel & Aluminum Co.
             Kim P. Feazle
             Investor Relations
             713/610-9937
             213/576-2428
             kfeazle@rsac.com
             investor@rsac.com